Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118672, 333-118674 and 333-118703 on Form S-8 and Nos. 333-74320 and 333-49916 on Form S-3 of ACT Teleconferencing, Inc. of our report dated March 31, 2006 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of ACT Teleconferencing, Inc. for the year ended December 31, 2005.

HEIN & ASSOCIATES LLP

Denver, Colorado

April 11, 2006